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                                                                   EXHIBIT 10.66

                              AMENDED AND RESTATED
                               SECURITY AGREEMENT

         THIS AMENDED AND RESTATED SECURITY AGREEMENT is made as of this 14th day of June, 2001, by Heartsoft, Inc., a Delaware corporation ("Debtor"), in favor of The Glenn A. Chalker Revocable Trust dated June 15, 1993 (the "Secured Party").

         WHEREAS, the Secured Party has loaned $250,000 to Debtor pursuant to Convertible Promissory Note dated January 24, 2001;

         WHEREAS, pursuant to that certain Letter Agreement by and between Debtor and Secured Party dated June 14, 2001, 2001, the Secured Party agreed to loan the Debtor an additional $50,000 (the "Additional Loan");

         WHEREAS, to reflect the Additional Loan, the parties entered into that certain Amended and Restated Convertible Promissory Note dated June 14, 2001, 2001 (the "Note") which amended, restated and replaced the Convertible Promissory Note dated January 24, 2001; and

         WHEREAS, in order to induce the Secured Party to loan $300,000 to Debtor, Debtor desires to pledge the Collateral to secure the Indebtedness.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor does hereby covenant and agree as follows:

         1. DEFINITIONS. The terms as used herein shall be construed and controlled by the following definitions, and except as the context may otherwise require or as may be otherwise provided herein, the singular shall be deemed to include the plural and the plural shall be deemed to include the singular.

                1.1 COLLATERAL. "Collateral" shall mean and include the following property: (i) all intangible property now owned or hereafter acquired by Debtor, including without limitation copyrights trademarks and patents (and related applications and registrations) held by Debtor (including without limitation those set forth on Schedule A hereto), (ii) the software product called "Internet Safari" and the source code and any related files (the "Software"), (iii) all accounts receivable of Debtor now owned or hereafter arising, (iv) all inventory of Debtor now owned or hereafter acquired, and (v) all proceeds of the foregoing property, or other property, rights or claims received upon the disposition of, collection upon, release or cancellation of, or otherwise on account of said property or any part thereof.

                1.2 EVENT OF DEFAULT. "Event of Default" shall have the meaning set forth in Section 6.

                1.3 INDEBTEDNESS. "Indebtedness" shall mean and include all indebtedness of Debtor to Secured Party arising out of or relating to the Note.

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         2. SECURITY INTEREST. Debtor hereby assigns and grants to Secured
Party a security interest in the Collateral to secure the Indebtedness.

         3. DELIVERY AND POSSESSION OF COLLATERAL. Prior to or contemporaneously with the execution and delivery hereof, or as soon thereafter as commercially practicable, Debtor shall deliver to Tullius Taylor Sartain & Sartain LLP the physical possession of the source code of the Software and Tullius Taylor Sartain & Sartain LLP shall agree in writing with Debtor and Secured Party to retain the source code in its possession pending receipt of written instructions signed by Debtor and Secured Party or issued by a court and Debtor shall file a financing statement with the Oklahoma County Clerk covering the Collateral. Debtor shall promptly prepare and file any other documents requested by Secured Party in order to evidence or perfect the security interest in the collateral, including without limitation a filing with the U. S. Patent and Trademark Office.

         4. REPRESENTATIONS AND WARRANTIES. Debtor hereby represents and warrants to Secured Party that:

                4.1 OWNERSHIP; FREE OF ENCUMBRANCES. Debtor is and will remain the legal and beneficial owner of the Collateral, free and clear of any prior liens, security interests, encumbrances or conflicting claims, or rights of any kind, except the security interest created hereby, and Debtor will not transfer or offer or attempt to transfer, by lease or sale or otherwise, any interest in the Collateral or possession thereof without the express written consent of Secured Party, except for collection of accounts receivable or sales of inventory in the ordinary course of business, and the use of proceeds thereof in the ordinary course of business. Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interest therein. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except such as may have been filed pursuant to this Security Agreement.

         5. COVENANTS OF DEBTOR. Debtor covenants and agrees that so long as the Note shall be outstanding that:

                5.1 Debtor will not create, incur, assume, guarantee or in any manner become liable in respect of any indebtedness except for (i) liabilities incurred by Debtor in the ordinary course of its business and (ii) indebtedness not exceeding $1,000,000. The term "indebtedness" shall mean and include all items which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date at which indebtedness is to be determined.

                5.2 Debtor shall not amend its certificate of incorporation or its bylaws, except for amendments to the bylaws which do not affect the rights of Secured Party. Debtor shall comply with all of the provisions of its certificate of incorporation and its bylaws.

                5.3 Debtor shall not, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets of, acquire all or substantially all of


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the securities or interests in or otherwise combine with any other entity.
This Section 5.3 shall not affect the ability of Debtor to organize subsidiaries in order to acquire other businesses as long as (a) all of the equity securities and debt and other securities convertible into, or exchangeable or exercisable for equity securities are owned by Debtor and (b) such organization does not materially adversely affect the performance by Debtor under the Note.

                  5.4 Debtor shall not sell, convey, transfer or dispose of any of its assets other (i) than sales of its inventory to its customers in the ordinary course of its business, (ii) sales of assets at a price equal to, or greater than, their fair market value and (iii) sales of assets that do not materially adversely affect the performance by Debtor of the Note.

                  5.5 Debtor shall take all actions necessary to preserve and to keep in fully force and effect its corporate existence. Debtor shall not take any action or omit to take any action, which act or omission may result in the loss of such corporate existence or the dissolution, liquidation or winding up of Debtor.

                  5.6 Debtor shall not declare or pay any dividends or incur any liability to make any other payment or distribution of cash or other assets of Debtor in respect of any equity security of Debtor.

                  5.7 Debtor shall not pay any bonuses or other extraordinary payments to any officer or director of Debtor, other than salaries currently in effect or bonuses which Debtor is currently obligated to pay.

                  5.8 Debtor shall use the proceeds from the Note for the conduct of its business in the ordinary course.

         6. DEFAULT. The term "Event of Default" for all purposes of this Security Agreement shall mean the occurrence after the date hereof of one or more of the following:

                  6.1 NOTE PAYMENTS. Failure to pay principal or interest under the Note when and as the same shall become due and payable, whether at the due date thereof, by acceleration or otherwise and any such failure shall continue unremedied for five (5) days.

                  6.2 OTHER DEFAULT IN PAYMENT OR PERFORMANCE. Default in the payment, performance or observance by Debtor of any other obligation, covenant or liability contained or referred to herein or in the Note or the Letter Agreements between Debtor and the Secured Party dated January 24, 2001 and June 14, 2001, 2001 (the "Letter Agreements") and any such default shall continue unremedied for ten (10) days after Debtor obtain notice thereof.

                  6.3 MATERIAL INACCURACY. Any of the representations and warranties of Debtor to Secured Party herein or in the Letter Agreements contain a material inaccuracy.

                  6.4 DISSOLUTION; INSOLVENCY. (i) Debtor shall commence any case, proceeding, or other action (A) under any existing or future law or any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order


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for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, or other like relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for it, or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors; or (ii) there be commenced against Debtor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains dismissed, undischarged, or unbonded for a period of thirty (30) days; or
(iii) there be commenced against Debtor any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (iv) any action be taken by Debtor in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above.

                  6.5 DISCONTINUANCE OR CHANGE OF BUSINESS. Debtor shall discontinue its business or materially change the nature or scope of its business.

                  6.6 CESSATION OF TRADING. Shares of common stock of Debtor shall cease being listed on NASDAQ's Over the Counter Bulletin Board.

                  6.7 LITIGATION. There shall have been filed a lawsuit against Debtor alleging potential money damages in excess of $100,000 or any governmental agency shall have instituted proceedings against Debtor in which its total monetary exposure exceeds $100,000.

                  6.8 SEC ORDERS, ETC. The Securities and Exchange Commission or any other state securities agency shall have issued an order against Debtor in which it is ordered to cease and desist from engaging in any improper conduct.

         7. REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter, Secured Party shall have and may exercise the following rights and remedies, without further notice to Debtor:

                  7.1 ACCELERATION. Declare the Note to be immediately due and payable, whereupon the same shall become forthwith due and payable.

                  7.2 ALL LEGAL REMEDIES. Proceed to enforce and exercise any and all rights and remedies which Secured Party may have under this Security Agreement or applicable law, including, without limitation: (i) commencing one or more actions against Debtor and reducing the claims of Secured Party against Debtor to judgment, and (ii) foreclosure or other enforcement of Secured Party's security interest in the Collateral, or any portion thereof, or other enforcement of Secured Party's rights and remedies in respect of and to recover upon the Collateral, through judicial action or otherwise, including all available remedies under the applicable provisions of the Oklahoma Uniform Commercial Code.


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                  7.3 DISPOSITION. Sell, lease or otherwise dispose of the
Collateral at private or public sale, in bulk or in parcels and, where permitted by law, without having the Collateral present at the place of sale. Secured Party will give Debtor reasonable notice of the time and place of any public sale or other disposition thereof or the time after which any private sale or disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is given to Debtor at least five (5) business days before the time of any such sale or disposition. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

                  7.4 COSTS AND EXPENSES. Recover from Debtor an amount equal to all reasonable costs, expenses and attorney's fees incurred by Secured Party in connection with the exercise of the rights contained or referred to herein, together with interest on such sums at the post-default rate applicable to the Note from time to time.

         8. APPLICATION OF PROCEEDS. All monies collected by Secured Party upon the sale of the Collateral hereunder, together with any other monies received by Secured Party hereunder, shall be applied by Secured Party to the payment of all costs and expenses reasonably incurred by Secured Party in connection with such sale, the delivery of such Collateral or the collection of any such monies (including, without limitation, reasonable attorney's fees and expenses), and the balance of such monies shall be applied by Secured Party to the payment of the Indebtedness, and the remainder, if any, shall be returned to Debtor.

         9. TERMINATION. This Security Agreement shall terminate upon payment in full of the Indebtedness.

         10. MISCELLANEOUS.

                  10.1 CUMULATIVE REMEDIES. No failure on the part of Secured Party to exercise and no delay in exercising any right under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.

                  10.2 NOTICES. All notices, requests and demands shall be served by registered or certified mail or personal delivery as follows:

         DEBTOR:             Heartsoft, Inc.
                             3103 North Hemlock
                             Broken Arrow, OK  74012
                             Attn:  Chief Executive Officer


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         SECURED PARTY:      The Glenn A. Chalker Revocable Trust
                                dated June 15, 1993
                             Attn:  Glenn A. Chalker, Trustee

         With a Copy to:     Del L. Gustafson
                             Hall, Estill, Hardwick, Gable, Golden & Nelson

or at such other address as Debtor or Secured Party shall designate for such purpose in a written notice to the other party hereto and shall be effective and deemed given three (3) business days after deposit in the U.S. Mail, first class postage prepaid or when personally delivered.

                  10.3 INTERPRETATION. This Security Agreement shall be deemed to be a contract made under the laws of the State of Oklahoma and shall be construed in accordance with the laws of said State (without regard to its conflicts of laws principles). The descriptive headings of the sections of this Security Agreement are for convenience only and shall not be used in the construction of the content of this Security Agreement.

                  10.4 BINDING EFFECT. This Security Agreement shall be binding on Debtor and its successors and assigns and shall be binding on and inure to the benefit of Secured Party and his respective successors and assigns.

                  10.5 SEVERABILITY. In the event ay one or more of the provisions contained in this Security Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

                  10.6 AMENDMENT. This Security Agreement cannot be amended except by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

                  10.7 COUNTERPARTS. This Security Agreement shall be executed in multiple counterparts, each of which when duly executed and delivered shall be an original but such counterparts shall together constitute but one and the same instrument.

                  10.8 ASSIGNMENT. This Security Agreement, the Note and the Letter Agreements may not be assigned, transferred or assumed without the prior written consent of all parties hereto.

                 [END OF PAGE - SIGNATURES ON FOLLOWING PAGE.]


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         IN WITNESS WHEREOF, Debtor has executed and delivered this Security
Agreement to and in favor of Secured Party on the day and year first above written.

                                    "DEBTOR"

                                     HEARTSOFT, INC.


                                      By /s/ Benjamin Shell
                                         ---------------------------------------
                                             Benjamin Shell, Chairman and CEO


ACCEPTED AND AGREED:

"SECURED PARTY"

THE GLENN A. CHALKER REVOCABLE TRUST
   DATED JUNE 15, 1993


By:  /s/ Glenn A. Chalker
     ---------------------------------------
         Glenn A. Chalker, Trustee



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